Exhibit 99.1

Kerr-McGee to Present at Oil and Gas Conference

Oklahoma City, May 18, 2006 - Dave Hager, Kerr-McGee Corp. (NYSE: KMG) chief operating officer, will speak at the UBS Global Oil and Gas Conference in Austin, Texas, on Wednesday, May 24, at 9:25 a.m. CDT.
Hager also will speak at the UBS Best of Americas Conference in London, on Wednesday, May 31, at 5:30 a.m. EDT. Interested parties can listen to the presentations by logging on to www.kerr-mcgee.com. The slides from each presentation will be archived on the company’s website for approximately 30 days following each speech.
Kerr-McGee is an Oklahoma City-based oil and natural gas exploration and production company focused in the U.S. onshore, deepwater Gulf of Mexico and select proven world-class hydrocarbon basins. For more information on Kerr-McGee, visit www.kerr-mcgee.com.

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Media contact:	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contacts:	Rick Buterbaugh Direct: 405-270-3561	John Kilgallon Direct: 405-270-3521

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